Exhibit 10.34

FIRST AMENDMENT TO
UNITED CONTINENTAL HOLDINGS, INC.
PERFORMANCE-BASED RSU PROGRAM
WHEREAS, the United Continental Holdings, Inc. Performance-Based RSU Program (the “Program”) has heretofore been adopted by the Compensation Committee (the “Committee”) of the Board of Directors of United Continental Holdings, Inc. to implement in part the “RSU” provisions of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan;
WHEREAS, the Committee is authorized to amend the Program; and
WHEREAS, the Committee desires to amend the Program in certain respects;
NOW, THEREFORE, the Program shall be amended as follows, effective with respect to Performance Periods (as such term is defined in the Program) beginning on or after January 1, 2019:
1. Sections 2.1(o) of the Program shall be deleted and the following shall be substituted therefor:
“(o) “Fair Market Value” means, as of any specified date, in the case of a cash-settled Award, the simple average of the closing sales prices of Company Stock on the principal securities market on which the Company Stock is then traded over the 20 most recent consecutive Trading Days ending on the last Trading Day preceding the specified date, adjusted appropriately by the Committee for any stock splits, stock dividends, reverse stock splits, special dividends or other similar matters occurring during or with respect to any relevant measurement period.”
2. Sections 2.1(s) of the Program shall be deleted and the following shall be substituted therefor:
“(s)” Payment Amount” means, with respect to each Participant and each Performance Period for which the Performance Goal is satisfied, (i) in the case of a cash-settled Award, an amount equal to (A) the number of RSUs subject to such Participant’s Award for such Performance Period, multiplied by (B) such Participant’s Vested Percentage for such Performance Period, multiplied by (C) the Fair Market Value as of the Payment Computation Date for such Performance Period, and (ii) in the case of a stock-settled Award, an amount equal to (A) the number of RSUs subject to such Participant’s Award for such Performance Period, multiplied by (B) such Participant’s Vested Percentage for such Performance Period. Notwithstanding the foregoing, a Payment Amount may be prorated as provided in the Program.”
3. As amended hereby, the Program is specifically ratified and reaffirmed.